UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ALCOA CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your Vote Counts!
201 ISABELLA STREET, SUITE 500 PITTSBURGH, PA 15212

ALCOA CORPORATION

2024 Annual Meeting

Annual Meeting Date: May 10, 2024

Time: 9:30 a.m., Eastern Daylight Time

Location: www.virtualshareholdermeeting.com/AA2024

Vote by May 9, 2024 11:59 PM Eastern Daylight Time.

For shares held in an Alcoa savings plan vote by May 7, 2024

11:59 PM Eastern Daylight Time.

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You invested in ALCOA CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the 2024 Annual Meeting. Important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 10, 2024.

You may view the proxy materials online at www.ProxyVote.com, scan the QR Barcode below, or easily request paper copies (see below).

Get informed before you vote

View the Notice, Proxy Statement, and Annual Report on Form 10-K online OR you can receive free paper or email copies of the material(s) by requesting prior to April 26, 2024. If you would like to request a paper or e-mail copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. You will not otherwise receive a paper or e-mail copy. If sending an email, please include your control number (indicated below) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

*Please check the meeting materials for any special requirements for meeting attendance.

 Vote at www.ProxyVote.com

 THIS IS NOT A VOTABLE BALLOT

You cannot use this Notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet or by mail. You may view the proxy materials online at www.proxyvote.com or easily request a paper or e-mail copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting.

Board
Voting Items		Recommends

1.	Election of 10 director nominees to serve for one-year terms expiring in 2025
	1a. Steven W. Williams	For

	1b. Mary Anne Citrino	For

	1c. Pasquale (Pat) Fiore	For

	1d. Thomas J. Gorman	For

	1e. James A. Hughes	For

	1f. Roberto O. Marques	For

	1g. William F. Oplinger	For

	1h. Carol L. Roberts	For

	1i. Jackson (Jackie) P. Roberts	For

	1j. Ernesto Zedillo	For

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2024	For

3.	Approval, on an advisory basis, of the Company’s 2023 named executive officer compensation	For

4.	Stockholder proposal requesting the preparation of an annual report on lobbying activities, if properly presented	Against

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